EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

Dated as of March 27, 2014

by

JAKKS PACIFIC, INC.,
CREATIVE DESIGNS INTERNATIONAL, LTD.,
DISGUISE, INC.
JAKKS SALES CORPORATION,
KIDS ONLY, INC.
MAUI, INC.
and
MOOSE MOUNTAIN MARKETING, INC.
as Borrowers,

and

EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO

in favor of

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent

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ANNEX 1	FORM OF PLEDGE AMENDMENT
ANNEX 2	FORM OF JOINDER AGREEMENT
ANNEX 3	FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
SCHEDULE 1	COMMERCIAL TORT CLAIMS
SCHEDULE 2	FILINGS
SCHEDULE 3	PLEDGED COLLATERAL

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GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT, dated as of March 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by JAKKS PACIFIC, INC., a Delaware corporation (“JAKKS”), CREATIVE DESIGNS INTERNATIONAL, LTD., a Delaware corporation (“CDI”), DISGUISE, INC., a Delaware corporation (“Disguise”), JAKKS SALES CORPORATION, a Delaware corporation (“JAKKS Sales”), KIDS ONLY, INC., a Massachusetts corporation (“Kids Only”), MAUI, INC., an Ohio corporation (“Maui”), MOOSE MOUNTAIN MARKETING, INC., a New Jersey corporation (“Moose Mountain” and, together with JAKKS, CDI, Disguise, JAKKS Sales, Kids Only and Maui, collectively, “Borrowers”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto (collectively with Borrowers, “Grantors” and each, a “Grantor”), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for Secured Parties.

RECITALS

A.           Pursuant to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) JAKKS, as borrower representative (“Borrower Representative”), Borrowers, the other Credit Parties party thereto, Lenders, L/C Issuers from time to time party thereto and Agent, Lenders and L/C Issuers have severally agreed to extend credit to Borrowers subject to the terms and conditions set forth therein.

B.           Each Grantor has agreed to guarantee the Obligations (as defined in the Credit Agreement) of the other Guarantors.

C.           Each Grantor will derive substantial direct and indirect benefits from the extensions of credit under the Credit Agreement.

D.           It is a condition precedent to the obligation of Lenders and L/C Issuers to extend credit to Borrowers under the Credit Agreement that Grantors execute and deliver this Agreement to Agent;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and to induce Lenders, L/C Issuers and Agent to enter into the Credit Agreement and the other Loan Documents and to induce Lenders and L/C Issuers to extend credit to Borrowers thereunder, each Grantor hereby agrees as follows:

ARTICLE I
DEFINED TERMS

Section 1.1. Definitions.

(a)          Capitalized terms used herein without definition are used as defined in the Credit Agreement and, to the extent not defined therein, such terms that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

(b)          The following terms shall have the following meanings:

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a Deposit Account or Securities Account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.

“Collateral” has the meaning specified in Section 3.1 hereof.

“Controlled Securities Account” means each Securities Account (including all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing such Financial Assets) that is the subject of an effective Control Agreement.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary which, pursuant to the terms of the Credit Agreement, is not required to guarantee the Obligations. The term “voting stock” means the outstanding shares of each class of Stock entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (a) Excluded Equity, (b) any permit, license, Contractual Obligation or Property of any Grantor that, either by its terms (or in the case of Property, the terms of any related Contractual Obligation) or by Requirement of Law, such Grantor is prohibited from transferring, collaterally assigning, hypothecating, pledging or otherwise disposing of, or requires the consent of any Person (other than a Borrower or any of its Affiliates) in connection with any such transfer, collateral assignment, hypothecation, pledge or other disposition that has not been obtained, but only to the extent and while such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Section 9-406, 9-407, 9-408 or 9-408 of the UCC or by any other Requirement of Law (it being understood that Grantors make no representation hereunder with respect to the enforceability or effectiveness of any such prohibition), (c) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or such Capital Lease) prohibits or requires the consent of any Person (other than a Borrower or any of its Affiliates) that has not been obtained, (d) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), and (e) the Vehicles set forth on Schedule 1.1 (Vehicles); provided, that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2 hereof.

“Guaranteed Obligations” has the meaning set forth in Section 2.1 hereof.

“Guarantor” means each Grantor, including each Borrower with respect to the obligations of each other Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

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“Pledged Certificated Stock” means all Certificated Securities and other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document and any distribution of property made on, in respect of or in exchange for the foregoing from time to time. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Collateral” means the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means Instruments evidencing any Indebtedness or other obligations owed to any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Investment Property” means any Investment Property and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Receivables” means all Accounts, rights to payment evidenced by Chattel Paper or Instruments, Payment Intangibles and other rights to payments under General Intangibles.

“Receivables Obligor” means an Account Debtor and any other Person obligated under any Receivable.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that to the extent of any mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

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Section 1.2. Certain Other Terms. The provisions of Section 12.03 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

ARTICLE II
GUARANTY

Section 2.1. Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2. Limitation of Guaranty. The maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 hereof and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3. Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by a Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4. Authorization; Other Agreements. Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability, from time to time, to do each of the following:

(a)          (i) subject to compliance, if applicable, with Section 10.01 of the Credit Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)          apply to the Guaranteed Obligations any sums by whomever paid or however realized in such order as provided in the Loan Documents;

(c)          refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

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(d)          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any Credit Party or any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with any Credit Party or any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)          settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5. Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional. No Guarantor shall be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding, in each case except as otherwise agreed in writing by Agent):

(a)          the invalidity or unenforceability of any obligation of any Credit Party under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from any Credit Party or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)          the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against any Credit Party or any Subsidiary or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)          any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any Credit Party or any Subsidiary, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6. Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of any Credit Party. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any Credit Party by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party, in each case until Final Satisfaction. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require any Secured Party to seek recourse first against any Credit Party or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

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Section 2.7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Credit Party and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.1. Collateral. For purposes of this Agreement, all of the following property owned by the Grantors is collectively referred to as the “Collateral”:

(a)          all Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights and any Supporting Obligations related to any of the foregoing;

(b)          all Intellectual Property;

(c)          the Commercial Tort Claims described on Schedule 1 and on any supplement thereto received by Agent pursuant to Section 5.8 hereof or otherwise;

(d)          all books and Records pertaining to the other property described in this Section;

(e)          all property held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(f)          all other Goods (including but not limited to Fixtures) and personal property, whether tangible or intangible and wherever located; and

(g)          to the extent not otherwise included, all Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral” does not include any Excluded Property.

Section 3.2. Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, whether now existing or hereinafter acquired; provided, that notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property automatically shall be deemed granted therein.

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ARTICLE IV
Representations and Warranties

Each Grantor hereby represents and warrants to each Secured Party:

Section 4.1. Title; No Other Liens. Except for Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor is the record and beneficial owner of the Collateral pledged by it hereunder constituting Instruments or Securities.

Section 4.2. Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Agent in all Collateral, prior to all other Liens on the Collateral except for Permitted Liens permitted pursuant Section 6.01(d), 6.01(e), 6.01(h), 6.01(i) or 6.01(k) of the Credit Agreement upon: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (b) with respect to any Deposit Account, the execution of Control Agreements, (c) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (d) in the case of letter-of-credit rights that are not Supporting Obligations of Collateral, the execution of a Contractual Obligation granting control to Agent over such letter-of-credit rights, (e) in the case of Electronic Chattel Paper, the completion of all steps necessary to grant control to Agent over such Electronic Chattel Paper, (f) in the case of Vehicles, the actions required under Section 5.1(e) hereof, (g) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of Instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (h) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such Investment Property and (i) in the case of all other Instruments and Tangible Chattel Paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Agent of such Instruments and Tangible Chattel Paper. Except as set forth in this Section, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3. Pledged Collateral.

(a)          All Pledged Stock held by such Grantor (i) is listed on Schedule 3 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3, (ii) has been duly authorized, validly issued and is fully paid and as to Stock in corporations, non-assessable and (iii) constitutes the legal, valid and binding obligation of the issuer thereof, enforceable in accordance with its terms.

(b)          As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of Instruments and Security Certificates have been delivered to Agent in accordance with Section 5.2(a) hereof.

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(c)          Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to exercise all of the rights of such Grantor in any Pledged Stock held by such Grantor, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.4. Instruments and Tangible Chattel Paper. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than checks representing payments on Accounts received in the Ordinary Course of Business and promptly deposited into a Cash Collateral Account) or Tangible Chattel Paper that has not been delivered to Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.5(a) hereof.

Section 4.5. Intellectual Property. Each Grantor and each Subsidiary owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. To the knowledge of each Grantor, the conduct and operations of the businesses of each Grantor and each Subsidiary does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person. Neither the consummation of the transactions contemplated by any Loan Document shall cause a breach or default of any material IP License or limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, (a) any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.6. Commercial Tort Claims. The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.7. Specific Collateral. None of the Collateral is or is Proceeds or products of Farm Products, As-Extracted Collateral, Health Care Insurance Receivables or timber to be cut.

Section 4.8. Enforcement. No Permit, notice to, consent from or filing with any Governmental Authority or any other Person is required for the exercise or enforcement by Agent of its rights and remedies pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of Securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.9. Representations and Warranties of the Credit Agreement. The representations and warranties as to such Grantor made in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.02 of the Credit Agreement.

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ARTICLE V
Covenants

Each Grantor covenants and agrees that until Final Satisfaction:

Section 5.1. Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)          Generally. Such Grantor shall (i) not use or permit the use of any Collateral unlawfully or in violation of any provision of any Loan Document, any Related Agreement, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)          Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 hereof and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)          Such Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to Agent.

(d)          If requested by Agent, Grantor shall arrange for Agent’s first priority security interest to be noted on the certificate of title of each Vehicle constituting Collateral and shall file any other necessary documentation in each jurisdiction that Agent shall deem advisable to perfect its security interests in any Vehicle.

(e)          To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (b) of the definition of “Excluded Property,” such Grantor shall use commercially reasonable efforts to obtain any required consents from any Person with respect to any permit or license or any Contractual Obligation that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2. Pledged Collateral.

(a)          Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Agent, in suitable form for transfer and in form and substance satisfactory to Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)          Event of Default. During the continuance of an Event of Default, Agent shall have the right, at any time in its discretion and without notice to Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)          Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI hereof and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

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(d)          Voting Rights. Except as provided in Article VI hereof, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.3. Accounts.

(a)          Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(b)          Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Agent may reasonably require in connection therewith. At any time and from time to time, upon Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, that unless an Event of Default shall be continuing, Agent shall request no more than two such reports during any calendar year.

Section 5.4. Commodity Contracts. Such Grantor shall not have any Commodity Contract unless subject to a Control Agreement.

Section 5.5. Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(a)          If any amount in excess of $100,000 payable to a Grantor under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Tangible Chattel Paper other than such Instrument delivered in accordance with Section 5.2(a) hereof and in the possession of Agent, such Grantor shall mark all such Instruments and Tangible Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at the request of Agent, shall immediately deliver such Instrument or Tangible Chattel Paper to Agent, duly Indorsed in a manner satisfactory to Agent.

(b)          Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than Agent.

(c)          If such Grantor is or becomes the beneficiary of a Letter of Credit that is (i) not a Supporting Obligations of any Collateral and (ii) in excess of $100,000, such Grantor shall promptly, and in any event within five Business Days after becoming a beneficiary, notify Agent thereof and enter into a Contractual Obligation with Agent, the issuer of such Letter of Credit or any nominated person with respect to the letter-of-credit rights under such Letter of Credit. Such Contractual Obligation shall assign the proceeds of such letter-of-credit rights to Agent for the purpose of granting Agent control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Agent.

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(d)          If any amount in excess of $100,000 payable under or in connection with any Collateral shall be or become evidenced by Electronic Chattel Paper, such Grantor shall take all steps necessary to grant Agent control of all such Electronic Chattel Paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.6. Intellectual Property.

(a)          On or before the last Business Day of each Fiscal Quarter, the Grantors shall provide Agent notification of any change to the Perfection Certificate with respect to Intellectual Property of any Grantor or the filing of any applications for the registration of any Patent, Trademark or Copyright filed by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency thereof and the short-form intellectual property agreements and assignments described in this Section and any other documents that Agent reasonably requests with respect thereto.

(b)          Each Grantor shall (and shall cause all its Subsidiaries and licensees to) (i) preserve or renew all of its registered Intellectual Property, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect, (iii) comply in all material respects with the terms of its IP Licenses, (iv)(A) continue to use each owned Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of Goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (v) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable. Each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Agent to ensure any Internet Domain Name is registered.

(c)          Each Grantor shall notify Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d)          No Grantor shall knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

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(e)          Each Grantor shall execute and deliver to Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of collateral assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Agent).

Section 5.7. Notices. Such Grantor shall promptly notify Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8. Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim, (a) such Grantor shall immediately deliver to Agent, in each case in form and substance satisfactory to Agent, a notice of the existence and nature of such Commercial Tort Claim and a supplement to Schedule 1 containing a specific description of such Commercial Tort Claim, (b) Section 3.1 hereof shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to Agent, in each case in form and substance reasonably satisfactory to Agent, any document, and take all other action, deemed by Agent to be reasonably necessary or appropriate for Agent to obtain, for the benefit of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 hereof in all such Commercial Tort Claims. Any supplement to Schedule 1 delivered pursuant to this Section shall, after the receipt thereof by Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.9. Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in Securities Accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $50,000.

ARTICLE VI
Remedial Provisions

Section 6.1. Code and Other Remedies.

(a)          UCC Remedies. During the continuance of an Event of Default, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)          Disposition of Collateral. Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon, use, operate and occupy the premises where any Collateral is located, without any obligation to pay rent or other compensation to any Person, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) to take possession of, remove or render unusable any Collateral, (iii) collect, receive, appropriate and realize upon any Collateral and (iv) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

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(c)          Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Agent’s request, such Grantor shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent, and (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

(d)          Application of Proceeds. Agent shall apply the cash proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by Agent of any other amount required by any Requirement of Law, need Agent account for the surplus, if any, to any Grantor.

(e)          Direct Obligation. Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)          Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for Agent to do any of the following:

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(i)          fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished Goods or other finished products for disposition;

(ii)         fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)        fail to exercise remedies against any Receivables Obligor or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)        advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)         exercise collection remedies against Receivables Obligors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)        dispose of assets in wholesale rather than retail markets;

(vii)       disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)      purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section.

(g)          IP Licenses. For the purpose of enabling Agent to exercise rights and remedies under this Section, each Grantor hereby grants to Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof.

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Section 6.2. Receivables.

(a)          At all times, any payment of Receivables and proceeds of other Collateral received by, or on behalf of, any Grantor shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received in a Cash Collateral Account. Each such deposit of payments shall be accompanied by a report identifying, in reasonable detail, the nature and source of such payments.

(b)          At any time during the continuance of an Event of Default:

(i)          each Grantor shall, upon Agent’s request, deliver to Agent all original and other documents evidencing, and relating to any Receivable, including all original orders, invoices and shipping receipts and notify Receivable Obligors thereunder that the Receivables have been collaterally assigned to Agent and that payments in respect thereof shall be made directly to Agent; and

(ii)         Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect any amounts due under any Receivable and, in its own name or in the name of others, communicate with the Receivable Obligors thereunder and enforce such Grantor’s rights against such Receivables Obligors. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability, or be obligated in any manner to perform any obligation of any Grantor, under or pursuant to any agreement giving rise to any Receivable.

Section 6.3. Pledged Collateral.

(a)          Voting Rights; Proxies. During the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof, all without liability except to account for property actually received by it; provided, that Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon Final Satisfaction. In addition, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request.

(b)          Authorization of Issuers. Each Grantor hereby irrevocably authorizes and instructs each issuer of any Pledged Collateral to, without further action by any Grantor, (i) comply with any instruction received by such issuer from Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Agent.

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Section 6.4. Payments and Proceeds to be Turned over to and Held by Agent. During the continuance of an Event of Default, all payments received under and all Proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Agent in the exact form received (with any necessary endorsement). All such payments and Proceeds and any other payments under or Proceeds of any Collateral received by Agent in cash or Cash Equivalents shall be held by Agent in a Cash Collateral Account. All payments and Proceeds being held by Agent in a Cash Collateral Account (or by such Grantor in trust for Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5. Sale of Pledged Collateral.

(a)          Each Grantor recognizes that Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such Securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that such less favorable terms shall not be the sole basis of a claim that any such private sale was not conducted in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such Securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)          Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Agent and other Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent until Final Satisfaction.

Section 6.6. Deficiency. Each Grantor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Agent or any other Secured Party to collect such deficiency.

ARTICLE VII
Agent

Section 7.1. Agent’s Appointment as Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents or to exercise any of Agent’s rights or remedies under the Loan Documents. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Final Satisfaction.

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(a)          Without limiting the generality of the foregoing, each Grantor hereby gives Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)          (A) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (B) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (C) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (D) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (E) assign any Intellectual Property owned by such Grantor or any IP Licenses of such Grantor constituting Collateral throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (F) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do; or

(ii)         perform or comply, or otherwise cause the performance or compliance, with any Contractual Obligation of such Grantor under any Loan Document.

(b)          The expenses of Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the Default Rate, from the date of payment by Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Agent on demand.

(c)          Each Grantor hereby ratifies all actions taken, at any time, by Agent or its Related Persons by virtue of this Section.

Section 7.2. Authorization To File Financing Statements. Each Grantor authorizes Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Agent reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import. Such Grantor also hereby ratifies its authorization for Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. Each Grantor hereby (i) waives any right under the UCC or any other Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the UCC or any other Requirement of Law to provide notice or a copy of any such filed or recorded documents.

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Section 7.3. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement and any related Collateral Document shall, as between Agent and the other Secured Parties, be governed by the Credit Agreement, but, as between Agent and any Grantor, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4. Duty; Obligations and Liabilities. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent or any other Secured Party to exercise any such powers. Each Secured Party shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for such Secured Party’s own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

ARTICLE VIII
Miscellaneous

Section 8.1. Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2. Release of Collateral. Upon Final Satisfaction, (a) the Collateral shall be released from the Lien created hereby and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantors, and (b) Agent shall deliver any Collateral in its possession pursuant to the written instructions of Borrower Representative. If Agent shall be directed or permitted pursuant to Section 9.09(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 9.09(b) of the Credit Agreement. At the time provided in Section 9.09(a) of the Credit Agreement, a Grantor that is a Subsidiary of Borrower shall be released from its obligations hereunder to the extent provided in Section 9.09 of the Credit Agreement.

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Section 8.3. Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4. No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through a Pledge Amendment substantially in the form of Annex 1 (a “Pledge Amendment”) or a Joinder Agreement substantially in the form of Annex 2 (a “Joinder”), in each case duly executed by Agent and each Grantor directly affected thereby.

Section 8.6. Additional Grantors; Additional Pledged Collateral.

(a)          Joinder Agreements. If required pursuant to Section 5.11(c) of the Credit Agreement, each Borrower shall cause each of its Subsidiaries that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)          Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a Pledge Amendment duly executed by Grantor. Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 8.7. Notices. All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower Representative’s notice address set forth in Section 10.02 of the Credit Agreement.

Section 8.8. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Agent.

Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

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Section 8.10. Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 10.18(b) AND 10.18(c) OF THE CREDIT AGREEMENT.

Section 8.13. Waiver Under Statutes. Each Guarantor makes the following additional waivers:

(a)          EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT SUCH GUARANTOR MAY HAVE BECAUSE THE GUARANTEED OBLIGATIONS UNDER THE LOAN DOCUMENTS ARE SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS: (i) AGENT MAY COLLECT FROM SUCH GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY A BORROWER; (II) IF AGENT FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY A BORROWER: (A) THE AMOUNT OF THE OBLIGATIONS MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; (B) AGENT MAY COLLECT FROM SUCH GUARANTOR EVEN IF AGENT, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH GUARANTOR MAY HAVE TO COLLECT FROM SUCH BORROWER. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES SUCH GUARANTOR MAY HAVE BECAUSE THE BORROWERS' OBLIGATIONS UNDER THE LOAN DOCUMENTS ARE SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTION 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (THE “CCP”).

(b)          IN ADDITION, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED SUCH GUARANTOR’S RIGHTS BY THE OPERATION OF SECTION 580d OF THE CCP OR OTHERWISE.

[signature pages follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

“Grantors”

CREATIVE DESIGNS INTERNATIONAL, LTD.

DISGUISE, INC.

JAKKS PACIFIC, INC.

JAKKS SALES CORPORATION

KIDS ONLY, INC.

MAUI, INC.

MOOSE MOUNTAIN MARKETING INC.

By:
Joel M. Bennett
Executive Vice President and
Chief Financial Officer

ACCEPTED AND AGREED
as of the date first above written:

“Agent”

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Eric J. Watson
Duly Authorized Signatory

Guaranty and Security Agreement

21

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of ________ ___, ____, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of March 27, 2014, by JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), Creative Designs International, Ltd., a Delaware corporation (“CDI”), Disguise, Inc., a Delaware corporation (“Disguise”), JAKKS Sales Corporation, a Delaware corporation (“JAKKS Sales”), Kids Only, Inc., a Massachusetts corporation (“Kids Only”), Maui, Inc., an Ohio corporation (“Maui”), Moose Mountain Marketing, Inc., a New Jersey corporation (“Moose Mountain” and, together with JAKKS, Creative, Disguise, JAKKS Sales, Kids Only and Maui, “Borrowers”), and the other Persons from time to time party thereto as Grantors in favor of General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.3 and 4.8 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By
Name
Title

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ANNEX 1-A

PLEDGED STOCK

Issuer	Class	Certificate No(s).	Par Value	No. of Shares, Units or Interests

PLEDGED DEBT INSTRUMENTS

Issuer	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

1-2

ACCEPTED AND AGREED
as of the date first above written:

“Agent”

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Eric J. Watson
Duly Authorized Signatory

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ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of ________ ___, ____, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of March 27, 2014, by JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), Creative Designs International, Ltd., a Delaware corporation (“Creative”), Disguise, Inc., a Delaware corporation (“Disguise”), JAKKS Sales Corporation, a Delaware corporation (“JAKKS Sales”), Kids Only, Inc., a Massachusetts corporation (“Kids Only”), Maui, Inc., an Ohio corporation (“Maui”), Moose Mountain Marketing, Inc., a New Jersey corporation (“Moose Mountain” and, together with JAKKS, Creative, Disguise, JAKKS Sales, Kids Only and Maui, “Borrowers”), and the other Persons from time to time party thereto as Grantors in favor of General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1, 2, 3 to the Guaranty and Security Agreement, Schedule 4.24 to the Credit Agreement and the Perfection Certificate. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

[GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By
Name:
Title:

“Agent”

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Eric J. Watson
Duly Authorized Signatory

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ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of ________ ___. ____, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS

A.           Pursuant to the Credit Agreement, dated as of March 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, Borrower Representative, the other Credit Parties, Lenders and L/C Issuers from time to time party thereto and GE Capital, as Agent, Lenders and L/C Issuers have severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein.

B.           Each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of each Borrower.

C.           All of Grantors are party to the Guaranty and Security Agreement pursuant to which Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and to induce Lenders, L/C Issuers and Agent to enter into the Credit Agreement and to induce Lenders and L/C Issuers to make their respective extensions of credit to Borrowers thereunder, each Grantor hereby agrees with Agent as follows:

Section 1.          Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.          Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)          [all of its Copyrights and all IP Licenses providing for the grant by such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals, reversions and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

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or

(a)          [all of its Patents and all IP Licenses providing for the grant by such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Trademarks and all IP Licenses providing for the grant by such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals and extensions of the foregoing;

(c)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.          Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.          Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5.          Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

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Section 6.          Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature page follows]

3-3

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

“Agent”

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Eric J. Watson
Duly Authorized Signatory

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SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          IP LICENSES TO THIRD PARTIES

[Include complete legal description of agreement (name of agreement, parties and date)]

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